Press Contact: Jim Hasty VP, Marketing & Sales Administration (765) 771-5487	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

Third Quarter Results

Third Quarter Achieves Sequential Improvement in Operating Results

LAFAYETTE, Ind. – November 4, 2009 -- Wabash National Corporation (NYSE: WNC) reported sequential operating improvements across several key financial and operating metrics.  The Company reported an operating loss of $10.2 million for the third quarter of 2009, compared to an operating loss of $16.7 million for the second quarter of 2009.  For the third quarter last year the Company reported an operating loss of $4.5 million.  For the nine months ended September 30, the Company reported an operating loss of $54.2 million and $16.5 million for 2009 and 2008, respectively.

The following is a summary of select operating and financial results trended for the past five quarters:

	Three Months Ended
	September 30,	December 31,		March 31,	June 30,	September 30,
(Dollars in thousands)	2008	2008		2009	2009	2009

New Trailer Units Sold	9,700	9,400		2,700	3,200	3,600

Net Sales	$242,953	$230,715		$77,937	$86,206	$88,324

Gross Profit Margin	3.7%		-2.1%	-19.9%	-6.1%		-0.4%

Loss from Operations	$(4,492)	$(87,238	)(1)	$(27,319)	$(16,664)		$(10,207)

Net Loss	$(4,330)	$(111,906	)(1)	$(28,284)	$(17,935)	$(66,404	)(2)

Operating EBITDA (Non-GAAP)	$1,944		$(13,451)	$(21,558)	$(10,687)		$(4,607)

Notes:	(1)	During the fourth quarter of 2008, the Company incurred a goodwill impairment charge of $66.3 million included in the Loss from Operations and Net Loss.
	(2)	Third quarter 2009 Net Loss includes a non-cash charge of $54.0 million related the increase in the fair value of the Company’s warrant.

Operating results for the 2009 third quarter continued the trend of sequential improvement despite the depressed overall demand for new trailers. On a non-GAAP basis, Operating EBITDA (Earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock based compensation, and other non-operating income and expense; as well as, any other non-cash special charges) improved by over 50% for the second consecutive quarter to a loss of $4.6 million. The continued improvements in operating results and Operating EBITDA are reflective of cost reduction initiatives that have been implemented throughout the year, improved raw material costs, and the impact of improved manufacturing operations achieved from the Lafayette Transformation Project, which eliminated three dry van production lines. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net loss is provided in the supplemental schedules included in this release.

Dick Giromini, President and Chief Executive Officer, stated, “For the third quarter, our operating loss has now shown improvement for three straight quarters at $10.2 million and Operating EBITDA improved by 57% versus the second quarter to a loss of $4.6 million. In addition, net sales improved for the second straight quarter. We are encouraged by these results despite the challenging demand environment and remain committed to returning the Company to profitability as quickly as possible. These results, combined with enhanced liquidity which as of September 30th was $36 million, give us confidence that we can weather the current cycle and build upon a stronger, more efficient foundation when market conditions improve.”

Giromini continued, “Looking ahead, we see several encouraging signs in the macroeconomic landscape.  Total manufacturing inventories appear to be bottoming and both tonnage and net trailer orders are incrementally increasing. While the operating environment will likely remain challenging for the near-term, we believe the worst is now behind us.”

Financial Results
The Company reported a net loss of $66.4 million, or $2.23 per diluted share, for the third quarter of 2009 on net sales of $88 million. For the same quarter last year, the Company reported a net loss of $4.3 million, or $0.15 per diluted share. Third quarter new trailer sales totaled 3,600 units, which represents a 63% decline from the prior year period. For the nine months ended September 30, 2009, the net loss totaled $112.6 million or $3.77 per diluted share on sales of $252 million. For the comparable period of 2008, the net loss totaled $13.9 million, or $0.47 per diluted share, on sales of $605 million.

Three and nine month results for 2009 include a non-cash charge of $54.0 million related to an increase in the fair value of the warrant issued to Trailer Investments as a part of the Securities Purchase Agreement entered into on July 17, 2009. The increase in the fair value of the warrant was driven by the increase in the Company’s stock price during the quarter.

Third Quarter 2009 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its third quarter results on November 5, 2009, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 29, 2010.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information regarding the results of the three and nine month periods ended September 30, 2009 contain the non-GAAP financial measure Operating EBITDA that excludes, among other things, charges incurred in the third quarter of 2009 as a result of the fair value accounting of the Company’s outstanding stock warrants of approximately $54 million.  The charge associated with these stock warrants are presented separately within Other Income and Expense on the Company’s Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2009.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net loss, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock based compensation, and other non-operating income and expense; as well as, any other non-cash special charges (asset impairments). Management believes Operating EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of the Company. Management uses Operating EBITDA to evaluate consolidated as well as individual business segment results. Management uses Operating EBITDA when evaluating Company performance because we believe that the exclusion of the recurring and non-recurring items identified above provides management with a basis for assessing Company performance period to period.  We also use Operating EBITDA because we believe that it provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s complete understanding of our operating performance.  A reconciliation of Operating EBITDA to net loss is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle®, and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the current contraction in demand for transportation equipment associated with current economic conditions, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

NET SALES	$88,324	$242,953	$252,467	$605,498
COST OF SALES	88,645	233,965	273,495	579,832
Gross profit	(321)	8,988	(21,028)	25,666
GENERAL AND ADMINISTRATIVE EXPENSES	7,320	10,060	24,493	32,016
SELLING EXPENSES	2,566	3,420	8,669	10,189
Loss from operations	(10,207)	(4,492)	(54,190)	(16,539)
OTHER INCOME (EXPENSE)
Increase in fair value of warrant	(53,983)	-	(53,983)	-
Interest expense	(1,148)	(1,154)	(3,459)	(3,349)
(Loss) Gain on debt extinguishment	(303)	-	(303)	151
Other, net	(818)	28	(729)	(174)

Loss before income taxes	(66,459)	(5,618)	(112,664)	(19,911)
INCOME TAX BENEFIT	(55)	(1,288)	(41)	(5,991)
NET LOSS	(66,404)	(4,330)	(112,623)	(13,920)
PREFERRED STOCK DIVIDENDS	1,096	-	1,096	-
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(67,500)	$(4,330)	$(113,719)	$(13,920)
COMMON STOCK DIVIDENDS DECLARED	$-	$0.045	$-	$0.135
BASIC AND DILUTED NET LOSS PER SHARE	$(2.23)	$(0.15)	$(3.77)	$(0.47)
COMPREHENSIVE LOSS
Net loss	$(66,404)	$(4,330)	$(112,623)	$(13,920)
Reclassification adjustment for interest rate
swaps included in net loss	1,167	-	1,398	-
Changes in fair value of derivatives (net of tax)	-	(140)	118	(140)
NET COMPREHENSIVE LOSS	$(65,237)	$(4,470)	$(111,107)	$(14,060)

		Retail &
Three months ended September 30,	Manufacturing	Distribution	Eliminations	Total
2009
Net sales	$75,371	$16,410	$(3,457)	$88,324
(Loss) Income from operations	$(8,284)	$(1,961)	$38	$(10,207)
New trailers shipped	3,600	100	(100)	$3,600

2008
Net sales	$217,657	$43,115	$(17,819)	$242,953
(Loss) Income from operations	$(3,221)	$(1,381)	$110	$(4,492)
New trailers shipped	9,600	900	(800)	9,700

Nine months ended September 30,
2009
Net sales	$206,896	$55,292	$(9,721)	$252,467
(Loss) Income from operations	$(48,113)	$(6,250)	$173	$(54,190)
New trailers shipped	9,400	500	(400)	$9,500

2008
Net sales	$536,038	$112,329	$(42,869)	$605,498
(Loss) Income from operations	$(14,613)	$(2,767)	$841	$(16,539)
New trailers shipped	23,900	2,000	(1,900)	24,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss applicable to common stockholders	$(67,500)	$(4,330)	$(113,719)	$(13,920)
Dividends paid on unvested restricted shares	-	(34)	-	(100)
Net loss applicable to common stockholders excluding amounts
applicable to unvested restricted shares, basic and diluted	$(67,500)	$(4,364)	$(113,719)	$(14,020)
Basic and diluted weighted average common shares
outstanding	30,331	29,993	30,196	29,933
Basic and diluted net loss per share	$(2.23)	$(0.15)	$(3.77)	$(0.47)

The computation of diluted net loss per share for the three and nine month periods ending September 30, 2008 excludes the after-tax equivalent of interest on the Company's Senior Convertible Notes (Convertible Notes) of $0.1 million and $0.8 million, respectively.  Average diluted shares outstanding for the three and nine month periods ending September 30, 2009 and 2008 also exclude the antidilutive effects of the following potential common shares (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Convertible Notes equivalent shares	-	472	-	2,281
Stock options and restricted stock	-	125	11	107
Redeemable warrants	20,333	-	6,852	-
Options to purchase common shares	2,143	1,502	2,164	1,618

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,798	$29,766
Accounts receivable, net	22,854	37,925
Inventories	59,507	92,896
Prepaid expenses and other	3,222	5,307
Total current assets	88,381	165,894

PROPERTY, PLANT AND EQUIPMENT, net	112,333	122,035

INTANGIBLE ASSETS	26,730	29,089

OTHER ASSETS	13,053	14,956
	$240,497	$331,974

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$-	$80,008
Current portion of capital lease obligation	337	337
Accounts payable	34,720	42,798
Other accrued liabilities	35,711	45,449
Warrant	67,208	-
Total current liabilities	137,976	168,592

LONG-TERM DEBT	30,069	-

CAPITAL LEASE OBLIGATION	4,553	4,803

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	4,115	5,142

PREFERRED STOCK, net of discount, 25,000,000 shares authorized, $0.01 par value,
35,000 and 0 shares issued and outstanding, respectively	19,404	-

STOCKHOLDERS' EQUITY	44,380	153,437
	$240,497	$331,974

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(112,623)	$(13,920)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	14,432	15,535
Net loss on the sale of assets	5	236
Loss (Gain) on debt extinguishment	303	(151)
Increase in fair value of warrant	53,983	-
Deferred income taxes	-	(5,849)
Excess tax benefits from stock-based compensation	-	(6)
Stock-based compensation	2,906	3,452
Changes in operating assets and liabilities
Accounts receivable	15,071	(7,104)
Inventories	33,389	(19,716)
Prepaid expenses and other	2,084	2,028
Accounts payable and accrued liabilities	(17,020)	33,705
Other, net	(76)	85
Net cash (used in) provided by operating activities	(7,546)	8,295

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(669)	(8,037)
Proceeds from the sale of property, plant and equipment	125	131
Net cash used in investing activities	(544)	(7,906)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	-	97
Excess tax benefits from stock-based compensation	-	6
Borrowings under revolving credit facilities	179,018	139,250
Payments under revolving credit facilities	(228,957)	(60,250)
Payments under long-term debt obligations	-	(104,133)
Principal payments under capital lease obligations	(250)	(107)
Proceeds from issuance of preferred stock and warrant	35,000	-
Debt issuance costs paid	(1,275)	(4)
Preferred stock issuance costs paid	(2,414)	-
Common stock dividends paid	-	(4,127)
Net cash used in financing activities	(18,878)	(29,268)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,968)	(28,879)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,766	41,224
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,798	$12,345

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss	$(66,404)	$(4,330)	$(112,623)	$(13,920)
Income tax benefit	(55)	(1,288)	(41)	(5,991)
Increase in fair value of warrant	53,983	-	53,983	-
Interest expense	1,148	1,154	3,459	3,349
Loss (Gain) on debt extinguishment	303	-	303	(151)
Depreciation	3,418	3,667	10,147	11,062
Amortization	1,414	1,487	4,285	4,473
Stock-based compensation	768	1,282	2,906	3,452
Other non-operating expense (income)	818	(28)	729	174
Operating EBITDA	$(4,607)	$1,944	$(36,852)	$2,448

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009
Net loss	$(28,284)	$(17,935)	$(66,404)
Income tax expense (benefit)	15	(1)	(55)
Increase in fair value of warrant	-	-	53,983
Interest expense	1,005	1,306	1,148
Loss on debt extinguishment	-	-	303
Depreciation	3,348	3,381	3,418
Amortization	1,448	1,423	1,414
Stock-based compensation	965	1,173	768
Other non-operating expense (income)	(55)	(34)	818
Operating EBITDA	$(21,558)	$(10,687)	$(4,607)

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Net loss	$(6,387)	$(3,203)	$(4,330)	$(111,906)
Income tax (benefit) expense	(3,693)	(1,010)	(1,288)	23,055
Interest expense	1,174	1,021	1,154	1,308
Gain on debt extinguishment	(124)	(27)	-	-
Depreciation	3,690	3,705	3,667	4,458
Amortization	1,497	1,489	1,487	1,474
Stock-based compensation	863	1,307	1,282	1,538
Impairment of goodwill	-	-	-	66,317
Other non-operating expense (income)	(7)	209	(28)	305
Operating EBITDA	$(2,987)	$3,491	$1,944	$(13,451)